Exhibit 10.6

[Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.]

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of April 19, 2026, by and between [*], as collateral agent for the holders of the Subordinated Loan Documents (“Creditor”), and SECOND AVENUE CAPITAL PARTNERS LLC, as administrative agent and collateral agent under the Senior Loan Agreement referred to below, “Agent”).

Recitals

A. ALLBIRDS, INC., a Delaware public benefit corporation (“Borrower”), the Guarantors (as defined in the Senior Loan Agreement) from time to time party thereto (together with Borrower, each, a “Loan Party” and collectively, the “Loan Parties”; for avoidance of doubt, New Subsidiary (as defined below) shall not be a Loan Party), each Lender (as defined in the Senior Loan Agreement) from time to time party thereto and the Agent are parties to that certain Credit Agreement, dated as of June 30, 2025 (as amended, restated, modified or supplemented from time to time, in accordance with Section 10, the “Senior Loan Agreement”), pursuant to which the Agent and the Lenders have committed to make loans and provide other financial accommodations to Borrower on the terms and conditions set forth therein. The term “Senior Loan Documents” shall mean the Senior Loan Agreement and the other Loan Documents (as defined in the Senior Loan Agreement). Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Senior Loan Agreement.

B. Borrower and Creditor have entered into that certain Amended and Restated Securities Purchase Agreement, dated as of April 19, 2026 (as amended, restated, modified or supplemented from time to time in accordance with Section 10, the “Subordinated Loan Agreement”), pursuant to which Borrower may issue certain Senior Secured Convertible Notes to Creditor, in an aggregate initial principal amount of up to $50,000,000 (the “Subordinated Convertible Notes”). The term “Subordinated Loan Documents” shall mean the Subordinated Loan Agreement and the other Transaction Documents (as defined in the Subordinated Loan Agreement). The term “Company” shall mean, collectively, Borrower and each Guarantor (as defined in the Subordinated Loan Documents) from time to time party to any Subordinated Loan Document, except for NEWBIRD AI, LLC, a Delaware limited liability company (“New Subsidiary”). Borrower and New Subsidiary have executed that certain Security and Pledge Agreement in favor of Creditor, dated as of even date herewith, which grants to Creditor a lien on, among other things, Borrower’s Equity Interests in New Subsidiary (the “New Subsidiary Equity”) and all the assets of New Subsidiary (the “New Subsidiary Assets” and, together with the New Subsidiary Equity, collectively, the “Subordinated Loan Priority Collateral”; the Subordinated Loan Priority Collateral together with all other assets on which the Creditor has a lien pursuant to the Subordinated Loan Documents, the “Subordinated Loan Collateral”).

C. In order to induce Agent and Lenders to extend credit to Borrower and, at any time or from time to time at Agent’s option, to make such further loans, extensions of credit or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase or other accommodation as Agent may deem advisable, Creditor is willing to subordinate: (i) all of Company’s indebtedness and obligations to Creditor arising under the Subordinated Loan Documents (the “Subordinated Debt”) to all of each Loan Party’s indebtedness and obligations to Agent arising under the Senior Debt (as defined below); and (ii) all of Creditor’s security interests in Company’s assets and property (other than the New Subsidiary Equity), to all of Agent’s security interests in each Loan Party’s assets and property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Agent any security interest or lien that Creditor may have in any property of the Loan Parties (other than the Subordinated Loan Priority Collateral). Agent acknowledges and agrees that Agent has no lien on or security interest in any of the Subordinated Loan Priority Collateral. Notwithstanding the respective dates, order or time of attachment or perfection of the security interest of Creditor and the security interest of Agent, the security interest of Agent in the Collateral (as defined in the Senior Loan Agreement) shall at all times be prior to the security interest of Creditor. The lien priorities set forth in the immediately preceding sentence shall not be altered or otherwise affected by any failure to perfect Agent’s security interest in the Collateral or Creditor’s security interest in the Subordinated Loan Priority Collateral, by the avoidance or invalidation of Agent’s or Creditor’s security interest or by any other action or inaction which Agent or Creditor, as applicable, may take or fail to take with respect to the Collateral or Subordinated Loan Priority Collateral, as applicable.

2. (a) Other than to the extent set forth herein, all Subordinated Debt is subordinated in right of payment to all obligations of the Loan Parties to Agent constituting Senior Debt (as defined below). “Senior Debt” means any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by any Loan Party to Agent under the Senior Loan Documents (including, without limitation, the Obligations), including but not limited to any post-petition interest, post-petition fees and other charges accruing after the filing of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees and charges is allowed in such Insolvency Proceeding and such amounts as may accrue or be incurred before or after a default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization case by or against any Loan Party. Notwithstanding the foregoing, or anything to the contrary herein, the aggregate principal amount of Senior Debt shall not exceed Fifty-Five Million Dollars ($55,000,000) (the “Senior Debt Cap”). For the avoidance of doubt, (x) interest, fees, premium (if any), charges, expenses, costs, professional fees and expenses, and reimbursement obligations (collectively, “Excluded Obligations”) shall not be subject to the Senior Debt Cap, (y) Excluded Obligations shall be treated as Senior Debt for purposes of this Agreement and (z) nothing in this Agreement shall prevent the payment of the Subordinated Debt by the New Subsidiary.

(b) Notwithstanding the date, manner or order of grant, attachment of perfection of any lien of Agent on Collateral securing any Senior Debt or any lien of Creditor on the Subordinated Loan Collateral securing any Subordinated Debt and notwithstanding any provision of the UCC, any applicable law or any Senior Loan Documents or Subordinated Loan Documents, Agent and Creditor hereby agree that (i) the liens in favor of Agent securing the Senior Debt in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any liens in favor of Creditor securing the Subordinated Debt in respect of the Collateral, (ii) any liens in favor of Creditor securing the Subordinated Debt in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to the liens in favor of Agent securing the Senior Debt in respect of the Collateral and (iii) Agent has no lien on the Subordinated Loan Priority Collateral. Without limiting the generality of the foregoing, it is expressly agreed that all proceeds of (i) Collateral received by Agent or Creditor shall be paid over to Agent for application to the Senior Debt until the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) is finally paid in full in cash and all commitments to lend under the Senior Loan Agreement have terminated and (ii) Subordinated Loan Priority Collateral received by Agent or Creditor shall be paid over to Creditor for application to the Subordinated Debt until the Subordinated Debt (other than each Company’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Subordinated Loan Agreement) is finally paid in full in cash and all commitments to lend under the Subordinated Loan Agreement have terminated. The foregoing shall apply regardless of the order of filing of any such liens (or the exercise of control over or possession of any Collateral) or perfection of any such security interest (or failure to make any such filing or perfect any such security interest), or the avoidance of any such security interest.

(c) Creditor agrees that it shall not, and hereby waives any right to, contest, or support any other in contesting, in any proceeding (including any Proceeding by or against a Loan Party), the priority, validity, perfection or enforceability of any liens in favor of Agent securing the Senior Debt in respect of the Collateral. Agent agrees that it shall not, and hereby waives any right to contest or support any other Person in contesting, in any proceeding (including any Proceeding by or against a Loan Party), the priority, validity, perfection or enforceability of liens in favor of Creditor securing the Subordinated Debt in respect of the Collateral, but nothing in this section will impair the rights of Agent or Creditor to enforce this Agreement, including the priority of the liens securing the Senior Debt, Subordinated Debt or the provisions for exercise of remedies.

3. Notwithstanding the terms of the Subordinated Loan Documents, Creditor will not demand or receive from any Loan Party (and no Loan Party will pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, until the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) is finally paid in full in cash and all commitments to lend under the Senior Loan Agreement have terminated. Notwithstanding the foregoing, so long as a Payment Blockage Period (as defined below) is not in effect, Creditor shall be entitled to receive each Permitted Payment. For purposes of the foregoing, “Permitted Payments” means (i) regularly scheduled payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Convertible Notes to the extent paid in kind (and not in cash) and (ii) the cashless conversion of the Subordinated Debt into Common Stock (as defined under the Subordinated Convertible Notes) in accordance with Section 3 of the Subordinated Convertible Notes, so long as such conversion does not result in a Change of Control (as defined in the Senior Loan Agreement). For avoidance of doubt, the New Subsidiary may make payments in accordance with the terms of the Subordinated Convertible Notes. In the event that Agent releases or agrees to release any of its liens or security interests in any portion of the Collateral in connection with the sale or other disposition thereof or in a Proceeding, or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Creditor shall (x) be deemed to automatically and simultaneously have (i) consented to such sale or other disposition and (ii) released its lien on such Collateral, and (y) promptly execute and deliver to Agent any such consent to such sale or other disposition, termination statements and releases as Agent reasonably requests to effect the release of the liens and security interests of Creditor in such Collateral. In the event of any sale, transfer, or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Agreement until such time as the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) are finally paid in full in cash. Furthermore, in the event Agent consents to Store closures, and any related sales or other dispositions of Collateral (including inventory, equipment and fixtures) in connection therewith, Creditor shall be deemed to have consented to (A) such Store closures and related sales or other dispositions of Collateral, and (B) the retention of any consultant, agent or liquidator selected by (or with the consent) of Agent to conduct such sales or other dispositions of Collateral, whether on a so-called “fee basis” or “equity basis”, in each case, so long as the proceeds of such Store closure sales are applied in accordance with the immediately preceding sentence.

4. Upon (a) the occurrence of a Default or Event of Default (as each is defined in the Senior Loan Agreement) under the Senior Loan Agreement, or if a Default or Event of Default under the Senior Loan Agreement would result immediately after giving effect to such payment on a pro forma basis, and (b) written notice thereof to Creditor from Agent (a “Payment Blockage Notice”), Creditor may not receive any payment from any Loan Party for each period (each a “Payment Blockage Period”) commencing on the date of the Payment Blockage Notice and ending on the earliest to occur of the following events:

(a) such Default or Event of Default has been cured to Agent’s satisfaction or has been waived by Agent, in each case, in writing;

(b) 150 days have passed from the date of such Payment Blockage Notice, unless prior to the end of such 150-day period, Agent has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on the Collateral, or a case or proceeding by or against any Loan Party is commenced under any bankruptcy or insolvency law or laws relating to the relief of debtors (each, a “Proceeding”), in which case the Payment Blockage Period shall be extended during the continuance of such Proceeding until the payment in cash in full of the Senior Debt up to the Senior Debt Cap plus all Excluded Obligations; or

(c) the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) has been discharged or paid in full in cash and any Lender’s commitment to extend credit extensions to Borrower under the Senior Loan Documents, if any, with respect thereto has been terminated;

immediately after which Creditor may again receive, and Company may again make, all Permitted Payments. In no event shall Payment Blockage Notices for Defaults which do not involve a failure to make a payment of Senior Debt continue for more than 300 days in any period of 365 consecutive days.

5. Until the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) is finally paid in full in cash and all commitments to lend under the Senior Loan Agreement have terminated, Creditor shall not, without the prior written consent of Agent, take any action to collect, enforce payment of or accelerate any of the Subordinated Debt or exercise any of the remedies with respect to the Subordinated Debt set forth in the Subordinated Loan Documents or that otherwise may be available to Creditor (including, without limitation, (a) delivery of any notice of exclusive control with respect to any deposit or securities/investment account of the Loan Parties at any other financial institution, (b) notification to a landlord or bailee of Creditor’s intent to proceed against the Collateral subject to a landlord waiver or bailee agreement, as applicable, or (c) entry onto any premises for the purpose of removing or otherwise dealing with the Collateral on such premises), either at law or in equity by judicial proceedings or otherwise (an “Enforcement Action”), except as provided in the following two sentences. Upon the earliest to occur of:

(i) the passage of 140 days from the date of Agent’s receipt of written notice from Creditor that a default has occurred under the Subordinated Loan Documents, if the default described therein shall not have been cured or waived within such period;

(ii) acceleration of the Senior Debt (provided, however, that, if, following any such acceleration of the Senior Debt, such acceleration in respect of the Senior Debt is rescinded, all Enforcement Actions taken by Creditor shall likewise be rescinded if such Enforcement Actions are based on this clause 5(ii)); and

(iii) the occurrence of a Proceeding (provided, however, that, if such Proceeding is dismissed, the corresponding prohibition against Creditor taking any Enforcement Action shall automatically be reinstated as of the date of dismissal as if such Proceeding had not been initiated, unless Creditor shall have the right to take any Enforcement Action under another clause of this Section 5; provided, further, that such reinstatement shall not affect the running of the 140-day period under clause (i) above to the extent that the default giving rise thereto is not based on an acceleration of the Senior Debt or the initiation of such Proceeding);

Creditor may, upon five Business Days’ prior written notice to Agent, take Enforcement Actions. Notwithstanding any provision of this Agreement to the contrary, until the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) is paid in full in cash and all commitments to lend under the Senior Loan Agreement have terminated, (x) Creditor shall not, without the prior written consent of Agent, take any Enforcement Action following acceleration of the Senior Debt so long as Agent at such time has commenced and is diligently pursuing in good faith the exercise of its rights and remedies provided as a secured creditor with respect to all or a material portion of the Collateral; provided, however, that Creditor may file a claim or claims, on the form required in such proceedings, on or before 30 days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceedings, provided, further, that such action is not in contravention of or inconsistent with the terms of this Agreement, and (y) Creditor agrees not to assert and hereby waives, to the fullest extent permitted by applicable law, any right to demand, request, plead or otherwise assert or otherwise claim against Agent the benefit of any marshaling, appraisal, valuation or other similar doctrine or right that may otherwise be available under applicable law or any other similar rights a junior secured creditor might have under applicable law with respect to the Collateral (except as permitted in clause (x) of this sentence), provided, that, if Agent is granted adequate protection in the form of additional or replacement Collateral, Creditor may seek or request adequate protection in the form of a lien on such additional or replacement Collateral, which lien will be subordinated to the lien securing the Senior Debt provided by Agent on the same basis as the other liens securing the Subordinated Debt are subordinated to the liens securing the Senior Debt in accordance with the terms of this Agreement. Notwithstanding the foregoing, Creditor may at any time exercise rights and remedies against the New Subsidiary and/or the Subordinated Loan Priority Collateral.

6. If Creditor receives any payment, distribution, security or Collateral, or any proceeds thereof (collectively, a “Prohibited Payment”), in contravention of this Agreement, Creditor shall aggregate and hold in trust for the benefit of, and immediately pay over to, Agent such Prohibited Payment for application to the Senior Debt up to the Senior Debt Cap plus all Excluded Obligations in the same form as received by Creditor, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Agent is hereby authorized to make any such endorsements for Creditor.

7. These provisions shall remain in full force and effect in a Proceeding, and Agent’s claims with respect to the Senior Debt against each Loan Party and the estate of the Loan Parties shall, in such Proceeding, be paid in full before any payment is made to Creditor. Notwithstanding any other provisions of this Agreement to the contrary, Creditor confirms and agrees that (a) it has no right to compel or forestall action by Agent in respect of any of the Collateral (Agent being free to exercise or not exercise all or any of its rights and remedies in its sole discretion); (b) Agent has full authority to deal with the Collateral; (c) it will not act in a manner so as to adversely affect the Collateral or make it burdensome for Agent to realize upon the Collateral; and (d) if any Loan Party shall be subject to a Proceeding and Agent desires to permit use of cash collateral by, or provide financing (subject to the Senior Debt Cap plus Ten Million Dollars ($10,000,000)) to, the Loan Parties under either Section 363 or Section 364 of the Bankruptcy Code, Creditor agrees that (i) adequate notice to it shall have been provided for such financing if it receives notice five Business Days (subject to availability of a court to shorten the period of notice) prior to the entry of an order approving such financing; (ii) no objection will be raised by it to such financing on the ground of failure to provide adequate protection for its inferior lien or security interest position in any Collateral or on any other grounds; and (iii) it shall consent to the liens on Collateral securing such debtor-in-possession financing and all obligations relating thereto so long as it receives a replacement lien on Collateral on the same terms (but on a basis junior to the liens of Agent securing the Senior Debt, the liens securing such debtor-in-possession financing, any carve-out amount from the Collateral and any adequate protection liens provided to Agent).

8. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Agent as Creditor’s attorney in fact and grants to Agent a power of attorney with full power of substitution, in the name of Creditor or in the name of Agent, for the use and benefit of Agent, without notice to Creditor, to perform at Agent’s option the following acts in any Proceeding involving any Loan Party:

(a) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 15 days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims; and

(b) to accept or reject any plan of reorganization or arrangement on behalf of Creditor if Creditor does not do so prior to 15 days before the expiration of the time to do so, and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner not inconsistent with the terms of this Agreement; provided that (i) Creditor shall not accept or reject any plan of reorganization or arrangement or otherwise vote its claims in respect of any Subordinated Debt in any manner which could reasonably be expected to adversely affect the parties’ rights hereunder, and (ii) Creditor shall not initiate, prosecute or participate in any claim or action in such Proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests on the Collateral securing the Senior Debt, provided, however, that nothing in this Agreement shall impair Creditor’s right to vote on any plan of reorganization or arrangement or any proposal or file any proof of claim, in each case to the extent not in contravention of or inconsistent with the terms of this Agreement, and provided, further, that Creditor covenants and agrees to vote in favor of any plan of reorganization or arrangement which Agent votes in favor of or supports, provided, further, that such plan of reorganization or arrangement is not in contravention of or inconsistent with the terms of this Agreement.

Notwithstanding the foregoing, (x) in any Proceeding, Creditor may take any action to preserve or protect the validity and enforceability of its security interests and liens so long as no such action is, or could reasonably be expected to be, (i) adverse to Agent’s security interests and liens on the Collateral or the rights of Agent to exercise remedies in respect thereof, or (ii) otherwise inconsistent with the terms of this Agreement, and (y) Creditor may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person or entity objecting to or otherwise seeking the disallowance of the claims of Creditor, including any claims secured by the Collateral, or the avoidance of any security interests or liens held by Creditor or otherwise make any agreements or file any motions pertaining to the Subordinated Debt, in each case, to the extent not inconsistent with the terms of this Agreement. For the avoidance of doubt, Creditor may participate in any insolvency proceeding against Company as an unsecured creditor so long as, in so participating, Creditor does not take any action inconsistent with the terms of this Agreement.

9. [Reserved].

10. (a) Without the prior written consent of Agent, Creditor shall not amend or modify the terms of the Subordinated Loan Documents to (i) increase the sum of the outstanding principal amount of loans under the Subordinated Loan Documents to an amount in excess of the Subordinated Debt Cap (as defined below) that would otherwise constitute Subordinated Debt; (ii) increase the interest rate (other than any increases as a result of the institution of the default rate of interest) applicable to any portion of Subordinated Debt if, at any time, the interest rate that would apply to such portion of Subordinated Debt after giving effect thereto would exceed, by more than 200 basis points, the interest rate applicable to such portion of the Subordinated Debt on the date of this Agreement; or (iii) add any prohibition or limitation on (A) payment of the Senior Debt or (B) amendment of the Senior Loan Agreement that, in the case of each of clauses (A) and (B) above, is more restrictive than those contained herein. Except in furtherance of enforcement of the terms of this Agreement, Creditor shall not initiate, prosecute or participate in any claim or action in a Proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt. “Subordinated Debt Cap” means Fifty Million Dollars ($50,000,000).

(b) Without the prior written consent of Creditor, Agent shall not amend or modify the terms of the Senior Loan Documents to (i) increase the sum of the outstanding principal amount of loans under the Senior Loan Documents that would otherwise constitute Senior Debt to an amount in excess of the Senior Debt Cap; (ii) increase the interest rate (other than any increases as a result of the institution of the default rate of interest) applicable to any portion of Senior Debt if, at any time, the interest rate that would apply to such portion of Senior Debt after giving effect thereto would exceed, by more than 200 basis points, the interest rate applicable to such portion of the Senior Debt on the date of this Agreement; or (iii) add any prohibition or limitation on (A) payment of the Subordinated Debt or (B) amendment of the Subordinated Loan Agreement that, in the case of each of clauses (A) and (B) above, is more restrictive than those contained in the Senior Loan Documents as in effect on the date hereof. Except in furtherance of enforcement of the terms of this Agreement, Agent shall not initiate, prosecute or participate in any claim or action in a Proceeding challenging the enforceability, validity, perfection or priority of the Subordinated Debt or any liens and security interests securing the Subordinated Debt.

11. Solely for the purpose of assisting Agent and/or Creditor in perfecting the security interest or lien granted in the Collateral securing the Senior Debt or the Subordinated Debt, Agent agrees to hold Collateral that is in Agent’s possession or control, to the extent that control or possession thereof is taken to perfect a security interest or lien thereon under the UCC, as a gratuitous bailee for Creditor. Agent does not make any representation regarding any perfection or possession or otherwise with respect to any Collateral and shall not have any duty or liability to whatsoever arising out of this Section 11.

12. This Agreement shall remain effective until payment in full in cash of the Senior Debt (other than each Loan Party’s contingent indemnity, contribution or reimbursement obligations which by their terms survive the termination of the Senior Loan Agreement) and termination of all obligations of Lenders to make credit extensions to Borrower under the Senior Loan Documents, at which time, subject to the next sentence, this Agreement shall terminate. If, at any time after termination of this Agreement, any payments of the Senior Debt must be disgorged by Agent for any reason (including, without limitation, the bankruptcy of the Loan Parties), this Agreement and the relative rights and priorities set forth herein shall be reinstated and the Senior Debt, or part thereof, intended to be satisfied, shall be revived and continue in full force and effect as to the applicable amount of such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. Subject to Section 10 of this Agreement, at any time and from time to time, without notice to Creditor, Agent may take such actions with respect to the Senior Debt as Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount (subject to Section 2), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against any Loan Party or any other person. No such action or inaction shall impair or otherwise affect Agent’s rights hereunder. Creditor waives any benefits that it has that permit a subordinating creditor to assert suretyship defenses or that give a subordinating creditor rights to require a senior creditor to marshal assets. Creditor will not assert such a defense or right. In addition to the waivers set forth above, Creditor expressly waives, to the extent permitted by applicable New York law, all of Creditor’s rights under applicable New York surety laws.

13. This Agreement shall bind any successors or assignees of Creditor and shall benefit and bind any successors or assigns of Agent. This Agreement is solely for the benefit of Creditor and Agent and not for the benefit of any Loan Party or any other party. Creditor further agrees that, if any Loan Party is in the process of refinancing all or a portion of the Senior Debt with a new lender and if any Loan Party or Agent makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement so long as the definitive documentation in connection with such refinancing amends or modifies the terms of the Senior Loan Documents in accordance with Section 10(b).

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or PDF or other electronic means will be as effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable, and each party utilizing telecopy, PDF or other electronic means for delivery will deliver a manually executed original counterpart to each other party on request.

15. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) CREDITOR AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND CREDITOR AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. CREDITOR AND EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST CREDITOR OR ANY LOAN PARTY OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) CREDITOR AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. CREDITOR AND EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) CREDITOR AND EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) CREDITOR AND EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY CREDITOR OR ANY LOAN PARTY, RESPECTIVELY, ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

(f) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16. This Agreement represents the entire agreement with respect to the subject matter hereof and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Agent, any Loan Party, Company or New Subsidiary in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Company. Subject to the immediately following sentence, this Agreement may be amended only by written instrument signed by Creditor and Agent. In the case of any amendment or waiver that increases the obligations of, or would otherwise be materially adverse to, a Loan Party or that amends this Section 16, any such amendment or waiver shall also require the consent of Borrower (in addition to any consent required under the immediately preceding sentence). Borrower shall be given prior notice of any amendment or waiver of this Agreement (it being understood that the failure to deliver such notice to Borrower shall in no way impact the effectiveness of any such amendment or waiver). The recitals to this Agreement are incorporated herein by this reference.

17. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18. All notices that any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to such party at the following addresses and shall be deemed to have been validly served, given or delivered upon the earlier of: (a) the first Business Day after transmission by electronic mail, facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (b) the third calendar day after deposit in the United States mails, with proper first class postage prepaid and shall be addressed to the party to be notified as follows:

Borrower:	Allbirds, Inc.
30 Hotaling Place
San Francisco, CA 94111
Attention: Christos Yatrakis
Email: legal@allbirds.com

With a copy (which shall not constitute notice) to:	Holland & Hart LLP
110 Guadalupe Street, Suite 1
Santa Fe, NM 87501
Attention: Timothy S. Crisp
Email: tscrisp@hollandhart.com

Agent:	Second Avenue Capital Partners
75 Second Avenue, Suite 550
Needham, MA 02494
Attn: Mark Gallivan
Email: mgallivan@secondavecp.com Phone: [*]

with a copy to (which shall not constitute notice):	Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn: John F. Ventola
Email: jventola@choate.com
Fax No: [*]

Creditor:
[*] [*]
[*]
Attn: [*] Email: [*]

with a copy to:	Blank Rome LLP
130 North 18th Street
Philadelphia, PA 19103
Telephone: [*]
Attention: Heather Sonnenberg
E-Mail: heather.sonnenberg@blankrome.com

19. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, to all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

20. Each of the Senior Loan Documents and the Subordinated Loan Documents is subject in all respects to this Agreement. In the case of any conflict or inconsistency between any terms of any of the Senior Loan Documents or the Subordinated Loan Documents, on the one hand, and any of the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall control. Creditor shall immediately affix a legend to any instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Creditor”

[*]

By:	/s/ [*]
Name:	[*]
Title:	[*]

Signature Page to Subordination Agreement

“Agent”

SECOND AVENUE CAPITAL PARTNERS

By:	/s/ Mark Gallivan
Name:	Mark Gallivan
Title:	Authorized Signer

Signature Page to Subordination Agreement

The undersigned approves of the terms of this Agreement.

“Loan Parties” and “Company”

ALLBIRDS, INC.

By:	/s/ Joe Vernachio
Name:	Joe Vernachio
Title:	Chief Executive Officer

ALLBIRDS INTERNATIONAL, INC.

By:	/s/ Joe Vernachio
Name:	Joe Vernachio
Title:	Chief Executive Officer

NEWBIRD AI, LLC

By:	/s/ Joe Vernachio
Name:	Joe Vernachio
Title:	Chief Executive Officer

Signature Page to Subordination Agreement